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                                                            EXHIBIT (9)(F)



                             EXCELSIOR FUNDS, INC.
                               73 Tremont Street
                             Boston, MA 02108-3913


                              September 11, 1997


United States Trust Company of New York
114 West 47th Street
New York, NY  10036

Gentlemen:


     Excelsior Funds, Inc., formerly UST Master Funds, Inc. (the "Company"), and United States Trust Company of New York ("U.S. Trust") are parties to a Mutual Funds Transfer Agency Agreement made as of September 1, 1995 (the "Agreement").

     The Company has established classes of shares for two new portfolios, the Large Cap Growth Fund and the Real Estate Fund (the "New Funds"). This letter shall serve as written notice that the Company desires to retain U.S. Trust to serve as transfer agent, registrar and dividend disbursing agent under and in accordance with the terms of the Agreement, whereupon the New Funds shall be subject to the provisions of the Agreement to the same extent as the funds currently covered by the Agreement.

     Please sign below to signify U.S. Trust's agreement to serve as transfer agent, registrar and dividend disbursing agent for each class and/or series of common stock of the Company with respect to the New Funds for the period and on the terms set forth in the Agreement.


                                   Very truly yours,


                                   EXCELSIOR FUNDS, INC.

                                   By:  /s/ Frederick S. Wonham
                                      -----------------------------------
                                        Frederick S. Wonham
                                        President and Treasurer

Agreed to and Accepted intending
to be legally bound hereby

UNITED STATES TRUST COMPANY OF NEW YORK

By:    /s/ Kenneth G. Walsh
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Name:      Kenneth G. Walsh
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Title:     Executive Vice President
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